UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Consent Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Hartman Commercial Properties REIT
(Name of Registrant as Specified In Its Charter)

Allen R. Hartman
Hartman Management, L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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December 1, 2006

Dear Fellow Common Shareholder:

We are writing today to keep you informed of the latest developments with Hartman Commercial Properties REIT (“The Hartman REIT” or the “Company”), provide you with a copy of our preliminary consent materials and a lawsuit that we have filed against the Company (such lawsuit is referenced in our consent materials) and provide you with an update on certain procedural matters that will be our focus over the next two months.

On November 29, Allen R. Hartman and Hartman Management, LP filed preliminary consent solicitation materials with the Securities and Exchange Commission (the “SEC”) to remove four current members of the Board of Trustees of the Company and replace those members with six of our own nominees (also filling two existing vacancies). Upon approval by the SEC of our consent materials in the next few weeks, definitive consent materials, including a WHITE consent card, will be mailed to all shareholders asking for your support for me and my candidates for the Board of the Company and the removal of existing board members.

At this time, we are not requesting your vote or consent. We will request your consent at a later date upon approval of our materials by the SEC. We will need your support and your vote participation upon mailing of our definitive consent materials in the near future. We fully intend to make our case to all shareholders during the next few weeks when the SEC review is completed. In the meantime, we ask you to review the enclosed preliminary consent materials and the lawsuit to gain an understanding of our position with respect to the current management of The Hartman REIT. Also, we ask you to be prepared for our next mailing and take no action with respect to any materials or requests you may receive from the existing Board of Trustees and management of the Company.

Upon clearance of our materials, we will need your support and your vote participation. We urge you to read the definitive consent solicitation statement when it is available because it contains important information. Information about Mr. Hartman and Hartman Management, LP is set forth in the preliminary consent statement. You can obtain the consent solicitation statement, and any other relevant documents, for free at the SEC web site www.sec.gov.

As always, your cooperation and support is greatly appreciated. We will keep you posted of our progress with our solicitation and look forward to communicating with you in the coming weeks.

Sincerely,

/s/ Allen R. Hartman
Allen R. Hartman

Hartman Management
1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043 713-467-2222 Main 713-973-8912 Fax

CAUSE NO. 2006-63041

HARTMAN COMMERCIAL PROPERTIES                    §        IN THE DISTRICT COURT OF
REIT and HARTMAN REIT OPERATING                       §
PARTNERSHIP, L.P.,                                  §
                                                                                                                        §
    Plaintiffs and Counterclaim Defendants                                                    §
                                                §
vs.                                                                                                                    §
                                          §
ALLEN R. HARTMAN and HARTMAN                                                        §    HARRIS COUNTY, TEXAS
MANAGEMENT, L.P.,                                                                                   §
                                          §
    Defendants and Counterclaim Plaintiffs,                                                   §
                                          §
 vs.                                                                                                                   §
                                          §
James C. Mastandrea, Chand Vyas,                                                                 §
Jack L. Mahaffey, Chris A. Minton,                                                                  §
and John J. Dee                                                                                                §
                                          §
    Counterclaim Defendants.                                                                       §          333rd JUDICIAL DISTRICT

DEFENDANTS ALLEN R. HARTMAN AND HARTMAN
MANAGEMENT, L.P.’S ORIGINAL COUNTERCLAIM AND
SUPPLEMENTAL ANSWER

TO THE HONORABLE COURT:
Defendants’, Allen R. Hartman (“Hartman”) and Hartman Management, L.P. (“Hartman Management”) file this, their Original Counterclaim complaining of Plaintiffs, Hartman Commercial Properties REIT (the “REIT”) and Hartman REIT Operating Partnership, L.P. (the “Operating Partnership”) and James C. Mastandrea, Chand Vyas, Jack L. Mahaffey, and Chris A. Minton, as members of the Board of Trustees of the REIT, and John J. Dee, as Chief Operating Officer, jointly and severally, as Counterclaim Defendants, (the “Counterclaim Defendants”) and would respectfully show the Court as follows:

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 1

I.
DISCOVERY CONTROL PLAN
Discovery is intended to be conducted pursuant to Discovery Level (2).
II.
PARTIES AND SERVICE
1.         Plaintiff and Counterclaim Defendant Hartman Commercial Properties REIT is a Maryland real estate investment trust formed under the Maryland REIT law with offices located in Houston, Texas and may be served with process by serving its attorney of record in accordance with the Texas Rule of Civil Procedure.
2.         Plaintiff and Counterclaim Defendant Hartman REIT Operating Partnership, L.P. is a Delaware limited partnership with offices located in Houston, Texas and may be served with process by serving its attorney of record in accordance with the Texas Rule of Civil Procedure.
3.         Defendant and Counterclaim Plaintiff Allen R. Hartman is a resident of Houston Texas and has previously been served with process and appeared in this action.
4.         Defendant and Counterclaim Plaintiff Hartman Management, L.P. is a Texas limited partnership with offices located in Houston, Texas, and has previously been served with process and appeared in this action.
5.         Counterclaim Defendant James C. Mastandrea is an individual and a resident of Cleveland, Ohio. Pursuant to Tex. Civ. Prac. & Rem. Code § 17.043, he may be served with process by serving the person in charge, at the time of service, of any business in which the non-resident is engaged in the State of Texas. Therefore, service of process may be effectuated by serving James C. Mastandrea, or the person in charge at the time of service, at the REIT’s principal place of business located at Hartman Commercial Properties REIT, 1450 W. Sam Houston Toll Road N, Suite 110 and 111, Houston, Harris County, Texas 77043.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 2

6.         Counterclaim Defendant John J. Dee is an individual and a resident of Cleveland, Ohio. Pursuant to Tex. Civ. Prac. & Rem. Code § 17.043, he may be served with process by serving the person in charge, at the time of service, of any business in which the non-resident is engaged in the State of Texas. Therefore, service of process may be effectuated by serving John Dee, or the person in charge at the time of service, at the REIT’s principal place of business located at Hartman Commercial Properties REIT, 1450 W. Sam Houston Toll Road N, Suite 110 and 111, Houston, Harris County, Texas 77043.
7.         Counterclaim Defendant Chand Vyas is an individual and a resident of St. Louis, Missouri. Pursuant to Tex. Civ. Prac. & Rem. Code § 17.043, he may be served with process by serving the person in charge, at the time of service, of any business in which the non-resident is engaged in the State of Texas. Therefore, service of process may be effectuated by serving James C. Mastandrea, President and CEO of the REIT, or the person in charge at the time of service, at the REIT’s principal place of business located at Hartman Commercial Properties REIT, 1450 W. Sam Houston Toll Road N, Suite 110 and 111, Houston, Harris County, Texas 77043.
8.         Counterclaim Defendant Jack L. Mahaffey is an individual and a resident of Houston, Texas. He may be served with process at his place of business, Hartman Commercial Properties REIT, 1450 W. Sam Houston Toll Road N, Suite 110 and 111, Houston, Harris County, Texas 77043 or at his home, 10 Champion’s Bend Circle, Houston, Harris County, Texas 77069.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 3

9.         Counterclaim Defendant Chris A. Minton is an individual and resident of Alvin Texas. He may be served with process at his place of business, Hartman Commercial Properties REIT, 1450 W. Sam Houston Toll Road N, Suite 110 and 111, Houston, Texas 77043 or at his home 3600 West South Street, Alvin, Brazoria County, Texas 77511.
IV.
JURISDICTION AND VENUE
10.       Pursuant to Tex. Civ. Prac. & Rem. Code § 17.041 et seq., the Court has jurisdiction over the non-resident Counterclaim Defendants because they have transacted business in the State of Texas and the causes of action complained of herein arise out of and relate to their purposeful contact with the State of Texas.
11.       Pursuant to Tex. Civ. Prac. & Rem. Code § 15.062, venue is proper in this Court because venue of the main action establishes venue of counterclaims, cross claims, or third-party claims properly joined because the claims arise out of the same transaction, occurrence or series of transactions or occurrences as the subject matter of the Plaintiffs’ claims against the original Defendants.
V.
FACTUAL BACKGROUND
A. Allen R. Hartman’s Proven Experience.
12.       Mr. Hartman has over 30 years of experience in the commercial real estate industry. In 1983, Mr. Hartman formed Hartman Investment Properties (a Texas sole proprietorship) to develop, acquire, manage, and lease commercial real estate ventures. Since 1984, Mr. Hartman, has created and managed as general partner, 18 private limited and general partnerships invested in commercial real estate in Houston, San Antonio and Dallas, Texas.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 4

13.       In 1998, Mr. Hartman founded the Hartman REIT and, until recently, served as its president, secretary and chairman of the Board of Trustees (the “Board”).
14.       Mr. Hartman is also the sole limited partner of Hartman Management, as well as the president, secretary, manager and sole member of the general partner of Hartman Management. Until recently, Hartman Management provided advisory and property management services to the Hartman REIT pursuant to an Advisory Agreement dated as of August 31, 2004 (the “Advisory Agreement”) and a Property Management Agreement dated as of September 1, 2004 (the “Management Agreement”). Both of these agreements, in their entirety, were approved by the REIT by and through its Board.1
B. The Need for an Accounting.
15.       In September 2004, the REIT commenced a continuous offering, registered with the Securities and Exchange Commission (the “SEC”), of up to 10 million common shares of beneficial interest in the REIT. Up until July 20, 2006, the Board allowed the proceeds of the offering to be used by Hartman Management to acquire additional real property for the REIT.
16.       Curiously, and in Defendants’ view, in furtherance of the civil conspiracy herein alleged, the Board passed a resolution that all proceeds from this offering be placed under the control of an Investment Committee composed of the independent Trustees.
17.       To date no acquisitions have been made. Therefore, at this time, an accounting is necessary to ensure that these proceeds have not been diverted to pay the exorbitant salaries the Mastandrea team has commanded in the past or used to fund this potentially enormously expensive litigation.

1 Paragraph 12(a)(ii) of the Advisory Agreement sets forth the REIT’s representation and warranty, to wit: “The Company’s execution, delivery and performance of this Agreement has been duly authorized. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. . . .” Advisory Agreement, paragraph 12(a)(ii).

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 5

C.  The Roots of the Nefarious Civil Conspiracy.
18.       On August 11, 2005, the Board formed a special committee to investigate an initial public offering (“IPO”) of the REIT’s common shares in order to fund the expansion of the REIT through further acquisitions. In connection with the possible IPO, the REIT retained RBC Capital Markets (“RBC”) as its investment banker. RBC advised the REIT what it would receive better pricing, and the IPO would be more likely to succeed, if the REIT were to acquire Hartman Management. The special committee thus began its attempts to value the acquisition of Hartman Management.
19.       Hartman Management’s initial offer to sell itself was at a price of approximately $10 million dollars. This amount was based on the fact that Hartman Management served as both a real estate and finance company, having raised funds as well as acquiring and managing real estate. Therefore, Mr. Hartman deserved to be compensated for that successful, ongoing activity. The valuation also took into consideration the intrinsic value of the revenue stream, on which customarily a multiple of 1 to 2.5 was used. Mr. Hartman used a multiple of 2. Mr. Hartman also based the valuation on comparable sales. Finally, the valuation considered the company’s various assets, cash, receivables, other working capital, furniture and fixtures, computer systems and networks, software licenses and historical databases, an assembled and experienced workforce, the customer and tenant databases, including tenant prospects and contract rights with vendors, and goodwill associated with the “Hartman” name.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 6

20.       The special committee reviewed the financial statements of Hartman Management, as well as other information regarding comparable transactions. The special committee determined that Hartman Management’s only value to the REIT was for the work force in place, plus whatever book value existed in liquid form. Accordingly, the special committee made a counteroffer of $1.65 million in cash, plus a commitment to grant restricted stock in the amount of $1 million dollars to key employees of Hartman Management. However, the Board cleverly omitted from its minutes a material fact of which they were well aware. Paragraph 8(e) of the Advisory Agreement provided that if the REIT shares were listed on a national securities exchange or quoted on the Nasdaq National Market System, Hartman Management would be entitled to receive a Subordinated Incentive Fee (“Incentive Fee”). The Incentive Fee is an amount equal to 15.0% of the amount by which (i) the market value of the outstanding REIT shares, measured by taking the average closing price or average of bid and asked price, over a period of 30 days during which the shares are traded, with such period beginning 180 days after the listing (the “Market Value”, plus the total of all distributions paid to shareholders from the REIT’s inception until the date the Market Value is determined, exceed (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the shareholders in order to pay the shareholders’7% return from inception through the date the Market Value is determined. The Board knew that the right to receive the Incentive Fee was Hartman Management’s most valuable asset - - it effectively increased Hartman Management’s valuation by eight-fold.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 7

21.       Hartman Management, after due consideration, rejected the special committee’s counteroffer and requested that the special committee reconsider his initial offer. The special committee responded with an offer consisting of a $1.65 million dollar payment to Hartman Management plus a contingent payment of up to $8.35 million dollars, dependent upon the REIT achieving a 10% compounded annual growth rate in funds from operations (“FFO”) per share over a four year period. This problem with this proposal was that it was a well-known fact (and one that was easily verifiable by reference to comparable REIT growth rates) in the REIT industry that REITs did not usually achieve a 10% compounded annual growth rate. Thus, it appeared to Mr. Hartman that by countering with an offer based on an unrealistic and unachievable growth rate, the special committee was not negotiating in good faith. As such, Hartman Management had no choice but to reject this offer. Hartman Management then proposed a compromise offer consisting of the $1.65 million dollar payment and a contingent payment dependent upon the REIT achieving a 5% compounded annual growth rate in FFO per share over a four year period. Importantly, these numbers had already been considered by RBC in connection with its valuation models and RBC had agreed that a 5% growth rate was reasonable and sufficient to attract new investors in the planned IPO. Inexplicably, the special committee informed Hartman Management that it was discontinuing further discussions.
22.       At this juncture, it should have been readily apparent to attorney John Good (the attorney with Bass, Berry & Sims PLC that was originally engaged in August 2005 by Mr. Hartman to represent Hartman Management and the REIT in the initial public offering) that a dispute had arisen between Hartman Management and the REIT and he could no longer continue to represent both parties. Rules of professional conduct require a lawyer who finds himself in a conflict of interest situation to fully disclose the conflict and obtain informed, written consent of both sides before continuing his dual representation. Barring that, the lawyer is required to withdraw. Mr. Good did nothing. Instead, unilaterally and without obtaining Mr. Hartman’s consent or otherwise informing him, he chose to continue to represent the REIT, thereby violating his fiduciary duties and his duty of loyalty and candor.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 8

23.       The special committee proposed engaging an “independent” third party to obtain an appraisal of Hartman Management. Initially, Mr. Hartman agreed to this proposal. The REIT submitted Gary Wunderlich, of Wunderlich Securities, as a qualified “independent” appraiser. However, on April 21, 2006, Mr. Hartman received an invoice from John Good. Upon reviewing the invoice, Mr. Good’s decision to represent the REIT became patently clear to Mr. Hartman as the invoice described hour upon hour of conversation with the “independent” appraiser and with the special committee - - conversations from which Mr. Hartman had been purposefully excluded. It was readily apparent that Mr. Good had far exceeded the terms of his original engagement and had instead over a period of six months, with the RBC and members of the special committee, systematically conditioned the “independent” appraiser.
24.       As a result, Mr. Hartman proposed that a second independent appraisal be obtained, and, if there existed a material discrepancy between the first two appraisals, the parties obtain a third independent appraisal. Not surprisingly, the special committee rejected this proposal. As the facts set forth in this Counterclaim will demonstrate, the Board rejected Mr. Hartman’s proposal because the members had already agreed to pursue an alternative strategy - one which would deliver the desired result (acquisition of Hartman Management) far more economically. Simply put, the Board, secretly hatched a plan to steal Hartman Management from Mr. Hartman, without paying a penny.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 9

25.       After months of discussions, during which at all relevant times the Counterclaim Defendants were perfecting their conspiracy, and in violation of its fiduciary duties to the REIT, the special committee informed Hartman Management that it was discontinuing further discussions.
D. Actions of the Board Resulting in REIT Liability.
26.       The Advisory Agreement was set to expire by its own terms on September 30, 2006, On September 29, 2006, the day before the Advisory Agreement was set to expire (the Termination Date), Hartman Management sent a letter to the Board reminding the Board that as provided by paragraph 16(a) of the Advisory Agreement, after the Termination Date, the REIT was obligated to pay: (i) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the advisor, and (ii) the Subordinated Performance Fee Due Upon Termination (the “Performance Fee”)( the Performance Fee is a fee equal to (1) 15% of the amount, if any, by which (a) the Appraised Value of the [REIT’s] Properties at the Termination Date, less amounts of all indebtedness secured by the [REIT’s] Properties, plus total Distributions through the Termination Date exceeds (b) the sum of Invested Capital, plus Distributions attributable to Net Sales proceeds, plus total Distributions required to be made to the Shareholders in order to pay the Shareholders’ 7% Return from inception through the termination date less (2) any prior payment to the Advisor of a Subordinated Share of Net Sales Proceeds). Though Hartman Management desired to continue to operate under the terms and conditions of the Advisory Agreement as it had since the REIT’s inception, Mr. Hartman knew that he needed to provide the Board with any facts that could be construed as material to the Board’s decision about whether to renew the Advisory Agreement or not. Therefore, in the letter, he disclosed the approximate amount of the Performance Fee. As part and parcel of its ongoing conspiracy, the Board elected to allow the Advisory Agreement to expire by its own terms. Its decision was made despite the fact allowing the Advisory Agreement to terminate triggered the Performance Fee clause and resulted in the REIT incurring the obligation and liability to pay the Performance Fee.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 10

27.       Despite the fact that the terms of the Advisory Agreement expressly stated that the Performance Fee was due within thirty days after the termination date, the REIT has wholly failed to tender payment, electing instead to breach the contract.

E. James C. Mastandrea’s Legacy of Personally Lucrative,
                But Failed, Business Strategies.

1. The First Union REIT Debacle
28.       Under Mr. Mastandrea’s management, First Union’s stock price was lower at the end of his employment than it was on the day he signed his lucrative employment contract ($10 ½ at the close on 7/19/93). The company’s dividend declined 39% under his stewardship. By comparison, the S&P 500 Index more than doubled (up 145%) during the same period. Meanwhile comparable REITs enjoyed extraordinary returns, Starwood Hotels & Resorts rose 544% and Patriot American Hospitality rose 362%. A shareholder letter detailing Mr. Mastandrea’s performance as First Union’s Chairman, CEO and President is attached hereto as Exhibit A.
29.       In the dissident shareholders’ proxy materials, in a section styled “Mr. Mastandrea Has Personally Benefited at the Expense of First Union Shareholders,” it was stated that by receipt of significant option grants, restricted stock awards, “golden parachutes” and Company-paid memberships in several exclusive Cleveland social clubs, Mr. Mastandrea personally benefited at the expense of the First Union shareholders. For example, even though First Union’s performance declined from 1993 to 1998, Mr. Mastandrea collected a $50,000 annual salary increase (to $250,000) and an increase in his bonus equal to 25%

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 11

on an annualized basis ($110,610). At the same time, he received the following: (i) options to purchase 162,500 shares (potential estimated market value of $1,407,861); (ii) a reward of 112,500 shares of restricted stock under the [c]ompany’s Long Term Incentive Performance Plan (worth $$717,188 and comprising 53.3% of all grants that year); (iii) a “golden parachute” that requires the [c]ompany, in certain circumstances, to continue to pay his base salary and bonus and provides benefits, including pension contributions and vesting of options, for a period of three years after Mr. Mastandrea is no longer employed by the [c]ompany, and in certain circumstances such as the termination of Mr. Mastandrea without cause after a change in control of the [c]ompany (as defined), the base salary, bonus and benefits otherwise payable over the three-year period become immediately due and payable by the [c]ompany in a lump sum; (iv) [c]ompany paid memberships in several exclusive Cleveland social clubs; and (v) a $2.5 million split-dollar life insurance policy, all the premiums on which are paid by the [c]ompany during his employment and on which the [c]ompany must continue to pay premiums, in certain circumstances, even after he is no longer employed by the [c]ompany.
30.       Mr. Mastandrea directed First Union to commence litigation against the REIT’s largest shareholder, alleging, among other things, that the named defendants conspired to take control of First Union, violated fiduciary duties to other First Union shareholders and benefited themselves at the expense of other shareholders. Sound familiar? This action proved both fruitless and enormously expensive. A true and correct copy of the Judgment Entry Regarding Plaintiff’s Motion for Preliminary Injunction that describes the suit in detail is attached hereto as Exhibit B.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 12

31.       Mr. Mastandrea was eventually ousted by disgruntled shareholders of First Union Real Estate Equity and Mortgage Investments for reasons set forth in Schedule 14A Information filed with the Securities and Exchange Commission:
Mr. Mastandrea continued to waste First Union’s “shareholder dollars on a senseless lawsuit. [In the First Union case, Mr. Mastandrea secretly taped a conversation between First Union’s lawyer and a third party. Ordering that the tape was a “secret tape”, a federal magistrate said, that ‘[i]f a party behaves unethically or unprofessionally” it is not entitled to keep the material]. . . . First Union ‘selectively forgets to mention that the stock price of other REITs has increased, unlike the company [i.e. First Union]. Moreover, the Company’s dividend was cut, all while salaries, benefits and other expenses have gone in the opposite direction.’

32.       Ultimately, the charges for the First Union proxy fight that ensued were estimated to be about $17.5 million dollars, encompassing more than $6 million dollars in proxy fees and expenses. Other expenses incurred by the First Union REIT included a $3.4 million dollar severance package for Mr. Mastandrea and the $5 million dollar cost of lifting the restraints on the restricted shares following the change in control.
2. The Eagle’s Wings Aviation Corporation Bankruptcy
33.       Mr. Mastandrea’s next undertaking was equally disastrous. Eagle’s Wings Aviation Corporation, was an aviation services business, where Mr. Mastandrea served as Chief Executive Officer. Eagle’s Wings was placed in receivership after defaulting on more than $1.8 million in loans by a Cuyahoga County Court Judge in September , 2001. The company filed bankruptcy in March, 2002.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 13

3. The Paragon Train Wreck
34.       Paragon’s website, http://prgreit.com/, describes Mr. Mastandrea’s most recent employer as follows:
[Paragon is an]. . . American Stock Exchange-listed real estate company focused on acquiring,  owning and operating multi-family and commercial properties. Headquartered in Cleveland, Ohio, the company is driven by a value-added business plan . . ..

35.       This statement is materially false and misleading. On September 20, 2005, under Mr. Mastandrea’s stewardship, Paragon was notified by the American Stock Exchange (“Amex”) that it was not in compliance with the continued listing requirements of Section 1003(a)(iii) of the Amex Company Guide due to shareholders’ equity of less than $6.0 million and losses from continuing operations and net losses in its five most recent years. On or about January 27, 2006, Paragon was de-listed from the Amex.
36.       Other press releases and certain SEC filings indicate that Paragon filed a registration statement (SEC File No. 333-129219) in October 2005 to raise $100 million in public equity. On January 20, 2006, approximately three months later, without selling any securities, Paragon’s registration statement was withdrawn.
37.       Paragon’s failure as a public company is further evidenced in an April 12, 2006, press release regarding Messrs. Mastandrea and John J. Dee (whom Mr. Mastandrea has chosen to act as the REIT’s chief operating officer while still employed by Paragon):
While Paragon is still trading on the Over-the-Counter securities market, we are looking for alternatives for the company.
38.       On information and belief, Mr. Mastandrea found just such an alternative in Hartman Management and the Hartman REIT.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 14

39.       Paragon’s Form 10-QSB, for the quarterly period ended September 30, 2006, indicates losses of $(341,144) and $(858,999) for the nine month period ending September 30, 2006 and 2005, respectively. However, Note 3, “Going Concern”, to Paragon’s Form 10-QSB, for the same period, sets the stage for the unfolding conspiracy:
Three independent trustees signed subscription agreements to purchase 125,000 Class C Convertible Preferred Shares for an aggregate contribution of $500,000 cash to maintain the Company as a corporate shell current in its SEC filings so that it may be used in the future for real estate deals or sold to another company. During the third quarter of 2006, the Company received the first quarterly installment of $125,000 from three trustees [including Mr. Mastandrea] for payment of Class C Convertible Preferred Shares. . . . Failure to obtain external sources of capital and complete a transaction will materially and adversely affect the Company’s ability to continue operations. (Emphasis added.)

40.       As exhibits filed with the Form 10-QSB indicate, Messrs Mastandrea and Dee have engaged in a slick series of transactions that, on information and belief, have not been fully disclosed to the other Paragon Trustees, the Paragon shareholders, or the SEC, and which smack of self-dealing. Mr. Mastandrea was elected to the Board of Hartman REIT in the summer of 2006. As of the date of the Form 10-QSB filing, Messrs. Mastandrea and Dee had already run Paragon into the ground and allowed it to be de-listed. Inexplicably, the recitals of the Amendment to Additional Contribution Agreement state that “The Trust seeks to continue the leadership, experience, talent, and relationships of the Trustees”. The reason Messrs. Mastandrea and Dee wanted to maintain Paragon as a corporate shell was so that they could direct the reverse-merger of the Hartman REIT into the shell. The reason that they issued Class C Convertible Preferred Shares to themselves was

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 15

not to compensate them, but to enrich them when the reverse-merger took place. This fact is evident from the terms of the vesting of these Class C Convertible Preferred shares in the Restricted Share Agreement. Paragraph 3 provides that the two-year holding period would be removed and the shares would fully vest upon the latest to occur of a) a public offering by the Company sufficient to liquidate the Restricted Shares, or b) an exchange of the Company’s existing shares for new shares. Under this provision, the shares will vest as soon as the reverse-merger is completed. The enrichment of Messrs. Mastandrea and Dee in this manner will be at the expense of the REIT shareholders and will have taken place without disclosure to them, or consent from them. Attached hereto as Exhibit C-1, C-2 and C-3 are the Stock Subscription Agreement, the Restricted Share Agreement and the Amendment to the Additional Contribution Agreement filed with the SEC.
VI.
CAUSES OF ACTION
A. Count One: Breach of Contract.
41.       Defendant Hartman and Hartman Management incorporate the above numbered paragraphs as if fully set forth herein.
42.      The Advisory Agreement and the Management Agreement were valid and enforceable contracts, the terms and conditions of which were previously approved by the Board. Mr. Hartman and Hartman Management fully performed their obligations under these contracts. The Counterclaim Defendants have breached the Advisory Agreement by improperly terminating the contract and failing to pay Hartman Management the Performance Fee as provided in the Advisory Agreement. This breach has proximately caused injury to Allen R. Hartman and Hartman Management for which the Counterclaim Defendants are liable, jointly and severally, in their capacity as Board members.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 16

B. Count Two: In the Alternative, Tortious Interference with
                 Prospective Relations.

43.       Defendant Hartman and Hartman Management incorporate the above numbered paragraphs as if fully set forth herein.
44.       There was a reasonable probability that these Defendants would enter into business relationships by means of further acquisitions. The Counterclaim Defendants intentionally interfered with Hartman’s Management’s ability to pay down any debt or make any acquisitions when they sequestered the funds from the continuous offering. Their conduct was independently tortious and unlawful and was a proximate cause of Mr. Hartman and Hartman Management’s injury. As a result, they sustained actual damages for which these Counterclaim Defendants, jointly and severally, are liable.
C. Count Three: Intentional Infliction of Emotional Distress.
45.       Defendant Hartman and Hartman Management incorporate the above numbered paragraphs as if fully set forth herein.
46.       The Counterclaim Defendants’ conduct in ousting Mr. Hartman from the company he founded was intentional and/or reckless, extreme and outrageous, and proximately caused Mr. Hartman severe emotional distress for which the Counterclaim Defendants are liable.
47.       The conduct of the Counterclaim Defendants in attempting to steal Hartman Management and deprive him of fair compensation for his life’s work was extreme, outrageous and morally culpable and entitle Mr. Hartman and Hartman Management to an award of exemplary damages, for which they specifically plead.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 17

D. Count Four: Civil Conspiracy.
48.       Hartman and Hartman Management incorporate the above numbered paragraphs as if fully set forth herein.
49.       The Counterclaim Defendants were members of a combination of persons who had a meeting of the minds, the object of which was to accomplish an unlawful purpose, or a lawful purpose by unlawful means. The ouster of Mr. Hartman from the company he founded constituted the overt act in furtherance of their plan and he suffered injury as a proximate result of the wrongful act for which the Counterclaim Defendants are liable.
E. Count Five: Accounting.
50.       Hartman and Hartman Management incorporate the above numbered paragraphs as if fully set forth herein.
51.       No acquisitions have been made with the proceeds from the continuous offering and no debt has been paid down. Therefore, at this time, these Defendants demand an accounting to ensure that these proceeds have not been diverted to pay the exorbitant salaries the Mastandrea team has commanded in the past, or used to fund this potentially enormously expensive litigation.
VII.
SUPPLEMENTAL ANSWER

            A. The Real Facts Behind the Plaintiffs’ Breach of Fiduciary Duty
                 Cause of Action.

52.       Under paragraph 3(k) of the Advisory Agreement, Hartman Management had the duty to (i) locate, analyze and select potential investments in [properties], (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in [properties] would be made; (iii) make investments in [properties] on behalf of the [REIT] . . . in compliance with the investment objectives and policies of the [REIT]; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, [property]; . . .. These duties were to be performed subject to paragraph 3(l) (which provided that prior approval of the Board was obtained for any and all investments in

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 18

properties and financing acquired in connection with the investments) and paragraph 4 of the Advisory Agreement (which allowed the Board, upon the giving of proper notice, to modify or revoke the authority or approvals set forth in paragraph 3, provided however, that such action would not apply to investment transactions to which the Hartman Management had committed the REIT prior to the date of receipt of the aforementioned notice).
53.       On February 28, 2006, the Board decided to ask John Good (the attorney with Bass, Berry & Sims PLC that was originally engaged in August 2005 by Mr. Hartman to represent Hartman Management and the REIT in an initial public offering) to undertake an investigation regarding an allegation, from an unidentified source, that John Crossin, the Director of Acquisitions of Hartman Management, had received commissions as a result of five acquisitions he negotiated on behalf of the REIT. The purpose of allowing Mr. Crossin to receive commissions was to supplement his salary paid by Hartman Management in order compensate him commensurate with individuals with similar responsibilities and duties in the market, in order to retain him as an employee. This action was taken pursuant to provisions of the Advisory Agreement which provided, among other things, that each time Mr. Crossin’s efforts, including, but not limited to, investigation, due diligence, negotiation, and closing services, resulted in the acquisition of a property for the REIT by Hartman Management, Hartman Management was authorized

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 19

to pay an Acquisition Fee to Mr. Crossin. Paragraph 1 of the Advisory Agreement defines Acquisition Fees as:
Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person to any other Person (including any fees or commission paid by or to any Affiliate of the Company or the Advisor) in connection with purchase, development or construction of any Property, including, without limitation, real estate commissions, acquisition fees, finder’s fess, selection fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature.

As the Board had previously approved the Advisory Agreement that provided for payment of the Acquisition Fee in the first place and had approved the five specific acquisitions, Mr. Hartman and Hartman Management saw no reason to make an issue of what was, in effect, an authorized payment to Mr. Crossin.2 It should also be pointed out that this type of arrangement was typical and commonplace in the industry; as such, Mr. Crossin did not receive any special or extraordinary treatment. At all relevant times, Mr. Crossin was a licensed real estate broker, which entitled him to receive a portion of any real estate commission paid by the seller of the real estate as compensation for efforts.
54.       In or about August, 2006, Mr. Hartman was contacted by a shareholder, who owned and operated a restaurant in Fredericksburg, Texas. He explained to Mr. Hartman that he owned approximately 30,989 shares in the Hartman REIT. The investor told Mr. Hartman that, despite the fact that he had received the total

2  It is worth noting that Mr. Crossin, a licensed real estate broker, could have commanded the standard one-half of 4-5%.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 20

amount of his original investment back in the form of cash flow over the time he had held the shares, his restaurant business had recently fallen on hard times. He told Mr. Hartman that given his financial condition, he wanted to sell his shares. The investor explained to Mr. Hartman that he understood the REIT was currently selling shares for $10.00 per share in the context of its continuous offering. Rather than harm the REIT by selling the shares on the open market at a discount (a price lower than the $10.00 per share price set forth in the offering), he offered Mr. Hartman the opportunity to purchase the shares in a private transaction, at 86% of his original purchase price. Though the investor had offered to sell his shares for $100,000, Mr. Hartman offered to purchase the shares for $150,000. On September 8, 2006, in a private transaction duly disclosed to the SEC, Mr. Hartman purchased the shares.
55.       Hartman Management was also authorized, under paragraph 3.1(f)(ii) of the Property Management Agreement, to settle, compromise, and release actions or suits, to recover rents and other sums due and to evict tenants and recover possession of properties in the name of the REIT, provided it obtained the REIT’s authorization. In accordance with this provision, on September 18, 2006, Hartman Management sent a letter to the Board requesting approval of the repurchase of REIT shares held by LEW Investments, L.P. in order to effectuate a tentative settlement (authorized by the aforementioned paragraph) negotiated by Hartman Management. Hartman Management urged the Board to repurchase the shares to avoid the addition of the REIT as a party. The Board, without undertaking any investigation or requesting further information regarding the threatened action, disagreed with the recommendation and rejected the repurchase.

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 21

56.       On the same day, Hartman Management sent a second letter to the Board to apprise it of the fact that three REIT shareholders had threatened to file complaints with the SEC and NASD unless their shares were repurchased by the REIT at the market price of $10.00 per share (the number of shares were 5,189.015, 2,412.893 and 5,873.963, totaling a payment of $134,758.71). Again, the Board disagreed with the recommendation and rejected the repurchase without undertaking any investigation or requesting further information regarding the threatened action.
PRAYER FOR RELIEF
Mr. Hartman and Hartman Management respectfully pray that the Counterclaim Defendants be cited to appear and answer herein as required by law and that, upon final trial, they:
1. be awarded actual and consequential and exemplary damages to which they prove themselves entitled;
2. attorneys’ fees as permitted by statute;
3. recoverable costs; and
4. pre- and postjudgment interest; and
5. such other and further relief, whether in law or in equity, as they may show itself to be justly entitled.

Respectfully submitted,

__________________________________________
PATRICIA RILEY JORDAAN
SBN: 00784842
2911 Turtle Creek Blvd., Suite 300
Dallas, Texas 75219
Telephone: (972) 291-0705
Facsimile: (972) 291-0715
patricia@jordaanlaw.com
ATTORNEY FOR ALLEN R. HARTMAN AND
HARTMAN MANAGEMENT

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 22

Certificate of Service

This is to certify that a true and correct copy of the above and foregoing has been delivered via facsimile, U.S. Postal Service, Hand-Delivery or e-mail to all parties and counsel of record this 28th day of November, 2006.

__________________________________________
Patricia Riley Jordaan

DEFENDANT ALLEN R. HARTMAN AND HARTMAN MANAGEMENT, L.P.’S
ORIGINAL COUNTERCLAIM AND SUPPLEMENTAL ANSWER - Page 23

                                                                       Exhibit A
                           GOTHAM PARTNERS, L.P.
                       110 East 42nd Street, 18th Fl.
                             New York, NY 10017
                               (212) 286-0300

                                                                May 8, 1998

Dear Shareholder:

     Ever since Gotham presented its shareholder  proposals to First Union, the Board of Trustees and the Company's  management have stopped at nothing to prevent  shareholders  from  considering  our  proposals at the upcoming special meeting.

 .   Management and the Board of Trustees have attempted  unsuccessfully to deny you the right to vote for an alternative  board slate by bringing
     State and Federal litigation against Gotham.

 .   Management   and  the  Board  of  Trustees   have  presided  over  the
     destruction   of   shareholder   value   and  have   missed   enormous
     opportunities  because of their stubborn  unwillingness  to consider a sale or  merger  of the  Company  until  the  value  of the  Company's paired-share structure was rendered worthless.

 .   Management  and the Board of Trustees'  actions have led to a dramatic decline in the Company's fundamental economic performance.

 .   Management and the Board of Trustees, realizing that their time at the helm was  likely  to come to an end,  put in force  golden  parachutes which will award millions of dollars to senior management in the event
     Gotham is successful and the Board does not approve Gotham's nominees.

IS THIS  THE  MANAGEMENT  TEAM  AND  BOARD  OF  TRUSTEES  THAT  YOU WANT TO
REPRESENT YOUR INTERESTS?

     We believe First Union  shareholders  deserve  better.  By signing and returning the enclosed  White and Blue proxy card,  you can help Gotham and its nominees bring dynamic leadership and a brighter future to First Union.

                        MANAGEMENT'S RECORD TO DATE

1.   Five Years of Woeful Performance

     First and foremost is the woeful performance of the Company's existing
management,  led  by  the  current  Chairman,   President  and  CEO,  James
Mastandrea.  First Union's stock price is actually  lower today ($10 3/8 at the  close on  5/7/98)  than it was on the day Mr.  Mastandrea  signed  his extremely lucrative  employment contract ($10 1/2 at the close on 7/19/93).
By  comparison,  the S&P 500 Index has more than  doubled (up 145%)  during this  period.  Even  more  glaring  is  the  outperformance  of  the  other paired-share REITs during this period. The stock price of Starwood Hotels &
Resorts has risen 544%. The stock price of Patriot American Hospitality has risen 362%.  Don't think Mr.  Mastandrea has made up for this lack of stock price  performance  through  dividend  growth - the Company's  dividend has actually declined 39% during Mr. Mastandrea's tenure.


2.   Current Management Never Took Advantage of the Company's  Paired-Share
Structure.  The Cost to Shareholders is Potentially Hundreds of Millions of
Dollars.

     The Board of Directors  of every other  paired-share  REIT,  when they became aware of the potential value of the paired-share structure,  did the right  thing.  They  hired  a  well-regarded  investment  bank  and  sought proposals from potential  merger  partners,  creating  tremendous value for
shareholders.   To  give  you  one  example,  Santa  Anita  Realty  Company shareholders  received a more than $200 million premium to the value of the company's net assets for their paired-share structure. Before First Union's three  dilutive  equity  offerings,  that $200 million  would have meant an
$11.00  premium to  shareholders  on top of the  Company's net asset value, which at the time we estimated to be approximately $10 per share.

     Today  legislation  was  approved in the Senate that if enacted  would substantially limit the utility of the paired-share structure. As a result, it is probably too late to realize  significant  value from the  structure.
Gotham is incredulous that this opportunity has slipped through the fingers of the  Company's  leadership,  and  believes  that the  current  board and management must be held accountable.

3.   Recently  Announced  1st  Qtr.  Results  Show a  Continuation of  Poor
Performance

     The Company's First Quarter 1998 Funds From Operations  (FFO) declined
50% when  compared  with the same period last year.  Management  blamed the decline on the proxy fight with  Gotham.  Even  excluding  the proxy costs, however,  FFO declined 35% when comparing the quarterly results. We believe it is unlikely for this trend to improve with Mr. Mastandrea in charge.

     One notable  issue made public in First  Union's  results was that the manufacturing  division of the  Company's  parking  subsidiary  lost nearly
$1,000,000  in the first  quarter.  For a  business  that had  revenues  of approximately  $5,000,000  last  year,  this  is an  extraordinarily  large number.  When  questioned  about this loss on a recent  Company  conference call,  management  acknowledged  that they know  little  about  managing an equipment  business.  The Company later was forced to disclose that the CEO of the  manufacturing  subsidiary  was  Russell  Gifford,  a Trustee of the
Company and head of the  Company's  "independent  special  committee."  Mr.
Gifford  was  forced to step down from this role when his  involvement  was publicly disclosed.

4.   More of the Same Tired Plans for the Future

     What is current  management's plan? It seems from the Company's public statements that current  management  believes it can keep on purchasing and managing parking lots despite the tax law change.  Management has indicated
that it  expects it can get a "carve  out" from  Congress,  allowing  First
Union to continue to make parking  asset and  management  acquisitions.  We believe  it is  unlikely  that  First  Union  will  get  any  such  special exemption.  While we believe that the selected purchase of parking lots and parking companies can be good  acquisitions for a properly  structured REIT and management company working together,  First Union management's  history of  overpayment  and  poor  execution  is  likely  only to lead to  further shareholder value destruction.


5.   Management Will Stop at Nothing to Preserve Their Lucrative Employment

     Management  has made  clear  that it will do  everything  possible  to maintain  their  employment  regardless of the cost to  shareholders.  In a lawsuit brought against Gotham in Ohio state court,  the Company  attempted to take away Gotham's  right to make a shareholder  proposal,  its right to receive  dividends,  and its right to vote its  shares.  If First Union had been  successful  in their  litigation,  you would have no  alternative  to management's slate and proposals.

     Even the Ohio  court,  which  denied the  Company's  attempt to enjoin
Gotham from  presenting its proposal and  nominations to the  shareholders, recognized that senior  management's  efforts against Gotham were primarily motivated  by a desire  to keep  their  jobs.  In the  ruling  against  the
Company, the court made the following statement:

     . . . the efforts of First Union's management  following Gotham's
     July 14,  1997  letter were  primarily  motivated  by a desire to derail  Gotham's  efforts  to change  the  Company's  course  and replace top  management.  First Union's  management's  efforts to disenfranchise  Gotham do not  appear to be  designed  to protect
     First Union's REIT status but rather management.

And,  just in case the  litigation  did not  work,  senior  management  has obtained  lucrative  compensation  agreements or  modifications to existing agreements.  For instance, changes to Mr. Mastandrea's compensation package enacted  approximately  one week before the trial  court  issued its ruling against First Union could potentially cost the Company,  in the event it is sold, an additional $8 Million.

                    GOTHAM HAS PROPOSED A BUSINESS PLAN
                CAREFULLY DESIGNED TO REVITALIZE THE COMPANY

     We have presented in our proxy statement a detailed business plan for the Company that we believe will maximize value for all shareholders. Some of the highlights of our plan are as follows:

 .   Replace  current  senior  management  with capable,  intelligent,  and entrepreneurial  managers with substantial real estate  investment and operating experience as well as an extensive background in the capital markets, including public and private equity investing.

 .   Create a compensation system that aligns management with shareholders.
     Senior-level   management   will  be   compensated   based   on  their
     contribution  to  improvements  in the  Company's  per-share  economic performance in contrast to the current  system which gives  management incentives  to increase  the total  number of shares  outstanding  and total FFO without regard to the dilution caused to shareholders.

 .   Change the Company's  corporate  structure to permit  shareholders  to participate  in the purchase of real estate and  operating  businesses even if the proposed paired-share legislation becomes law.


 .   Acquire  private  family real  estate  businesses  at sensible  prices through carefully structured acquisitions which offer sellers tax-free execution,  employment for members of their existing  management team, and the benefits  associated with share ownership in a Company run for the benefit of its owners.

 .   Partner   with    entrepreneurs    who   control   real   estate   and
     real-estate-intensive  operating businesses.  Acquire their assets for
     UPREIT  or  stock  consideration  and  form  exclusive  joint  venture arrangements to pursue future business  opportunities taking advantage of these entrepreneurs' skills and local market knowledge.

Our plan,  which is more fully presented in our Proxy  Statement,  contains other  details on pages four to eight.  We encourage  you to read our proxy statement for a more complete description of our proposal.

VOTE TODAY FOR GOTHAM AND AGAINST THE CURRENT BOARD BY COMPLETING,  SIGNING
AND  DATING  THE  ENCLOSED  WHITE  AND BLUE  PROXY  CARD.  VOTE IN FAVOR OF
GOTHAM'S PROPOSAL AND NOMINEES AND VOTE AGAINST THE COMPANY'S PROPOSAL.

     Above,  we have  expressed  our  views  regarding  Management  and the
Board's  performance  and  our  plans  for  the  future.  If you  have  any questions,  please  feel  free to call us at (212)  286-0300.  Ask for Bill
Ackman or David Berkowitz.  If you have any questions  regarding the voting of your proxies, please call our proxy solicitor,  Beacon Hill Partners, at
(800) 755-5001.

                                   Sincerely,

                                   GOTHAM PARTNERS, L.P.

                                                                       Exhibit B

                                Case No.: 347063

FIRST UNION REAL ESTATE                 )   IN THE COURT OF COMMON PLEAS
EQUITY AND MORTGAGE                     )
INVESTMENTS,                            )
Plaintiffs,                             )          STATE OF OHIO
                                        )
vs.                                     )
                                        )
GOTHAM PARTNERS, L.P., et al.,          )
                                        )
Defendants                              )

                 JUDGMENT ENTRY REGARDING PLAINTIFF'S MOTION FOR
                             PRELIMINARY INJUNCTION

TIMOTHY J. MCGINTY, J:
----------------------

On JANUARY 16, 1998, the plaintiff herein, First Union Real Estate
Equity and Mortgage Investments ("FIRST UNION"), a publicly traded real estate investment trust ("REIT") organized pursuant to Ohio law, filed its complaint for preliminary injunction, permanent injunction and declaratory relief. The defendants, Gotham Partners, L.P. and Gotham Partners II, L.P.,
limited partnerships organized pursuant to New York law and shareholders of
First Union ("GOTHAM"), filed an answer and counterclaim. The issues addressed herein pertain exclusively to plaintiff's request for preliminary injunction.
The parties have ably presented their positions in a full evidentiary hearing and have thoroughly briefed the issues. Both sides have been effectively represented in two weeks of hearings by highly qualified and experienced counsel from prestigious law firms.

Pursuant to Ohio Civil Rule 65 and case law expounding its application, the court's considerations are appropriately focused on the following issues:

1) The likelihood of the movant's success on the merits;
2) Whether there is an adequate remedy at law;
3) Will there be irreparable harm if the injunction is not granted;
4) What injury to the parties and others will be caused by the granting of the injunction;
5) The public interest that will be served by the granting of the injunctive relief; and
6) Whether the injunctive relief sought is for the purpose of maintaining the status quo pending trial on the merits. Diamond Co. v. Gentry Acquisition Corp.
(1988), 48 Ohio Misc. 2d 1, 2 (Cuy. Co. Ct. C. P. 1988).

By making application for injunctive relief -- an extraordinary remedy, Lykins
v. Dayton Motorcycle Club (1972), 33 Ohio App. 2d 269, 269 -- plaintiff has assumed the burden of establishing by clear and convincing evidence that it is entitled to such relief. Diamond at 2, citing Southern Ohio Bank v. Southern
Ohio Savings Assn. (1976), 51 Ohio App. 2d 67, 69. As such, plaintiff's burden of proof to establish the above enumerated issues is "A DEGREE OF EVIDENCE . . .
THAT IS LESS THAN THE DEGREE REQUIRED IN A CRIMINAL CASE BUT MORE THAN THAT
REQUIRED IN AN ORDINARY CIVIL ACTION." Id., citing Household Finance Corp. v.
Altenberg (1966), 5 Ohio St. 2d 190.


In its motion for preliminary injunction, plaintiff correctly states that defendants agreed to be bound by the terms of First Union's Declaration of Trust and By-Laws when they purchased First Union shares. Plaintiff claims that defendants have breached the contractual obligations that it owes to First Union and its other shareholders. Gotham's alleged breaches have occurred as a result of: a) Gotham's proposal to increase the size of First Union's Board of Trustees and the nomination of a slate of candidates for consideration; b) Gotham's failure to disclose information requested by First Union; and c) Gotham's nomination of persons for election to First Union's Board.

Before engaging in a substantive analysis pursuant to Judge James J. McMonagle's noted Diamond opinion, and to provide the necessary chronology of events, the parties' history must be reviewed. Currently controlling an approximate $30 million investment in First Union stock, Gotham made its first acquisition of
First Union shares in November 1996. In early to mid June 1997, Gotham, as required by The Securities Exchange Act of 1934, filed a Schedule 13D with the
Securities and Exchange Commission (the "SEC") disclosing its beneficial ownership of greater than 5% of the outstanding shares of First Union. 15 U.S.C.
ss. 78m(d). The 13D disclosed other information including that William A. Ackman and David P. Berkowitz manage Gotham's affairs and the affairs of Gotham's general partner, Section H Partners, L.P. through two corporations -- Karenina
Corp. and DPB Corp. -- which are the sole general partners of Section H
Partners, L.P.

The 13D further supplied that none of the aforementioned entities that constitute "GOTHAM" is a party "TO ANY CONTRACT, ARRANGEMENT, UNDERSTANDING OR
RELATIONSHIP WITH RESPECT TO ANY SECURITIES OF [FIRST UNION]" with any other person or entity. No formal request for further information regarding ownership was made by First Union at that time.

Dissatisfied with recent decisions of First Union's management, and uncertain of its ability to maximize its REIT status, Gotham sent a letter to First Union's
Board of Trustees and the Board of Directors of First Union Management, Inc.,
First Union's affiliated management company. The letter, dated JULY 14, 1997, while openly critical of First Union's management, provided information regarding accepted alternative management techniques and issued an invitation for discussion with Gotham. The letter, written by Gotham managing partner,
William A. Ackman, and sent to First Union CEO James C. Mastandrea and First
Union's Trustees was very frank and specifically outlined Gotham's plans and why they had invested in First Union:

We believe the company has significant unrealized equity appreciation potential which is unlikely to be realized under the Company's current leadership . . . We believe it is similarly appropriate for the Board to assess whether existing management possesses the skills required to implement the Company's intended strategic plan.

Gotham's letter outlined in detail their four primary reasons for concern regarding their investment in First Union: I. "MANAGEMENT APPEARS TO HAVE BEEN
UNAWARE OF THE COMPANY'S CORPORATE STRUCTURE"; II. "OVERPAYMENT FOR IMPERIAL
PARKING ACQUISITION"; III. Management has diluted shareholders with poorly executed equity offerings"; and IV. "MANAGEMENT LACKS THE REQUISITE BACKGROUND
AND EXPERIENCE." Mr. Ackman then urged the First Union Board of Trustees to consider value maximizing strategies that other pair-share REITs had used with success. He then accused First's CEO of being, "UNWILLING TO CONSIDER ANY
PROPOSAL TO THE COMPANY WHICH DOES NOT ALLOW HIM TO REMAIN IN CONTROL OF FUR
[FIRST UNION REAL ESTATE]." Mr. Ackman then concluded his nine-page letter by urging the Board to unlock the tremendous potential value of the Company, "BY
REPLACING MANAGEMENT WITH NEW LEADERSHIP THAT IS COMMITTED TO UTILIZING THE
STAPLE-STOCK STRUCTURE IN AN EFFECTIVE AND VALUE ENHANCING MANNER, HAS RELEVANT,
CREDIBLE EXPERIENCE AND VIEWS SHAREHOLDERS AS AN IMPORTANT CONSTITUENCY, NOT AS
AN ADVERSARY."

First Union management was unwilling to accept Gotham's invitations to meet for a discussion to address its concerns. JULY 23, 1997 letter from Gotham to Mr.
Mastandrea, CEO; and JULY 15, 1997 First Union press release stating that
Gotham's proposal "SERVES [GOTHAM'S] OWN SHORT TERM PURPOSES" and further suggesting the Gotham partnerships to be "SHORT-TERM PLAYERS . . . IN IT FOR A
QUICK PROFIT"). The record reflects that Gotham's letters did however prompt action within First Union management.

First Union's Board of Trustees met on AUGUST 12, 1997. Gotham's July 14 letter was a topic of discussion at the meeting and First Union decided to demand certain ownership information of Gotham. First Union states the requests for information were motivated by a desire to protect its REIT status. Gotham attributes First Union's actions to management's protective tactics which result from Gotham's call for replacement of management in Gotham's JULY 14, 1997 letter to the Board. First Union's position is unsupported by the minutes of the meeting, while First Union Trustee Mr. Conway testified upon deposition that
Gotham's July 14 letter was the catalyst for the request. (Conway Dep. at
17:23-18:15.)

Following the Board's decision to inquire as to Gotham's ownership, on AUGUST
20, 1997, CEO James Mastandrea requested as follows:

[K]indly describe in writing the nature of all such actual, "CONSTRUCTIVE" (as defined under the Internal Revenue Code) and "BENEFICIAL" (as defined under
Section 13(d) of the Securities Act of 1934) ownership of First Union securities by [Mr. Berkowicz] . . . , Mr. Ackman, and by any and all Gotham entities, affiliates and group members. In addition, we are requesting that you provide detailed information about the legal status, structure and ownership of each entity, affiliate and group member.

The request for actual and constructive ownership information is consistent with
Section 11.7(FN1) of the Declaration of Trust but redundant as regards beneficial ownership information which had been provided pursuant to Gotham's
13D filings. The letter also referenced Article 6, Section 6(c) of the
By-Laws(FN2).


[FN] 1 Section 11.7. Information on Share Ownership Every Beneficiary shall be obligated to furnish to the Trustees upon demand a written statement disclosing the actual and constructive (as the terms "ACTUAL" and "CONSTRUCTIVE" are defined for purposes of the "REAL ESTATE INVESTMENT TRUST" provisions in the
Internal Revenue Code and the regulations proposed or in effect thereunder)
ownership of the shares registered in the name of such Beneficiary. A list of the Beneficiaries failing or refusing to comply in whole or in part with a demand of the Trustees for such written statement shall be maintained by the
Trustees as part of the records of the Trust. The Trustees may establish such requirements as to furnishing of information as to actual or constructive ownership of shares as they may from time to time deem advisable and may, under provision in the By-Laws, condition the issuance of certificates and registration of ownership of shares in the name of any person upon the furnishing of such information and on such information showing that issuance of the certificate and registration of such person as a Beneficiary will not, in the opinion of counsel for the Trust, result in the Trust becoming disqualified for taxation as a real estate investment trust under the Internal Revenue Code.

2 Section 6. Restrictions on Issuance and Transfer of Securities. c) Ownership
of Securities is conditional upon the owner or prospective owner having provided to the Trust definitive written information respecting his ownership of
Securities. Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as Excess Securities pursuant to
Paragraph b) for so long as such failure continues.

On SEPTEMBER 8, 1997, Gotham replied to the Board's August 20 request by parsing out, as requested, Gotham's and Gotham II's actual and constructive ownership of
First Union shares and specifically denied that Gotham's management individually, or through any entity controlled by them, actually, constructively or beneficially owned any other equity interests in First Union. (PX7).
Information to the same effect as above stated was also filed with the SEC as an amendment to Gotham's 13(D). (DX13B) Three days after making this response to
First Union the Trust declared a third quarter dividend, payment of which was received by Gotham on OCTOBER 30, 1997.

Seeking yet greater ownership information, CEO Mastandrea wrote to Gotham on
OCTOBER 7, 1997: "In particular, you are obligated to provide the names of each and every member of Gotham I and Gotham II, as well as each and every member of other entities who own First Union stock . . . "

Heretofore unable to satisfy First Union's demands for Gotham's ownership information through his responses, William A. Ackman, a Gotham managing partner, called CEO Mastandrea offering cooperation if the CEO would explain the nature of the information needed and, for the third time, requested to meet with First
Union representatives. According to Mr. Ackman's testimony, it was agreed that the unsatisfied technical details regarding ownership could be resolved through both entities counsel. Further, counsel for First Union and Gotham conferred and agreed that Mr. Mastandrea and Mr. Ackman would meet on DECEMBER 29, 1997 -- Mr.
Mastandrea's first available date -- five and one half months after Gotham's initial request for such a meeting.


From late November to JANUARY 1, 1998, little transpired between the parties as to ownership interest. However, events of significance occurred in the form of a fourth quarter dividend declaration and Mr. Mastandrea's late-December cancellation of Gotham's long sought meeting with First Union. No alternative date for meeting was proposed by Mr. Mastandrea. Gotham's Ackman testified that he had grown suspicious of Mr. Mastandrea's actual intentions and had used the month to prepare, with his attorneys, contingency plans in the event that First
Union's CEO was stalling for time and attempting to get past the last possible date to submit a proposal for presentation at the next annual meeting.

First Union's annual meeting was set for APRIL 14, 1998, with the final date for shareholder proposals for vote set for January 8. On January 8, Gotham hand-delivered the notice which lies at the heart of this dispute. The Notice, in brief, proposes to: 1) nominate three candidates for election to Board seats whose terms are expiring in 1998; 2) expand the Board by creating six new seats;
and 3) nominate candidates to fill the proposed new positions. The Notice provided further information as required by First Union's advanced notice provision. (See, By-Laws Article 1, ss. 7.) The Notice included a request that
"ANY QUESTIONS CONCERNING [THE] NOTICE OR ANY RELATED LEGAL MATTERS BE ADDRESSED
TO GOTHAM'S COUNSEL."

Gotham's JANUARY 8, 1998 proposal not only threatened First Union's existing management structure, but if passed, would likely result in its ouster. To contest the validity of Gotham's Notice, First Union mounted a double-pronged attack on JANUARY 16, 1998. First, it sent Gotham a letter stating that its
Notice was deficient for reasons identified and unidentified, curable and noncurable. A volley of letters ensued between the parties' attorneys with
Gotham asserting its compliance, attempting to satisfy First Union by providing greater and greater levels of information and requesting "IMMEDIATE NOTICE" if the First Union continued to deem the Notice unsatisfactory.

On JANUARY 20, 1998, First Union's Secretary Paul Levin wrote that Gotham's
Notice "CONTINUES TO BE DEFICIENT IN NOT IDENTIFYING LIMITED PARTNERS AND OTHER
BENEFICIARIES AND BENEFICIAL OWNERS WHO SUPPORT GOTHAM'S PROPOSAL AND
NOMINATIONS." (See, PX12.) Gotham reiterated its position that its Notice was satisfactory, that First Union's notice of deficiencies was flawed, stated that,
"AS OF THE DATE OF THE NOTICE AND AS OF [JANUARY 21], GOTHAM HAS NO KNOWLEDGE OF
ANY BENEFICIARY OR BENEFICIAL OWNER OF ANY SHARES, OTHER THAN THE SHARES
BENEFICIALLY OWNED BY GOTHAM AND GOTHAM II . . . THAT IS KNOWN TO BE SUPPORTING
ITS NOMINATIONS OR PROPOSAL" and requested immediate notification of deficiency and additional time to cure. (See, PX13.) In the second prong of its attack and by decision of the Board, First Union filed the within action seeking: a) a determination that Gotham's approximate 2,500,000 shares are excess and not entitled to vote; and b) a determination that Gotham's Notice and proposal was a nullity.


The relationship between First Union and Gotham is governed by First Union's
Declaration of Trust and By-Laws. First Union claims that Gotham has breached its obligations to the Trust and seeks a determination by this court that would totally disenfranchise Gotham of its two and one half million shares thereby rendering its investment powerless in the upcoming annual meeting. Hence, the issues presented by First Union in its complaint center on the interpretation of the Declaration of Trust as a contract. Berry v. McCourt (1965), 1 Ohio App.2d
172, 172 (Franklin Cty. App.).

First Union maintains that Article VI, ss. 6(c) of its By-Laws "AUTOMATICALLY"
renders Gotham's shares as "EXCESS SECURITIES" thereby stripping Gotham of its proposal and voting rights for the upcoming annual meeting. Article VI, ss. 6(c)
provides:

Ownership of Securities is conditional upon the owner or prospective owner having provided to the Trust definitive written information respecting his ownership of Securities. Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as Excess
Securities pursuant to Paragraph b) for so long as such failure continues.

Plaintiff claims that it was Gotham's failure to provide ownership information that automatically triggered this provision. Plaintiff's proof centers on: 1) a need to abide by ownership limitations imposed by the Internal Revenue Code in order to maintain its REIT status; 2) First Union's interpretation of Article
VI, ss. 6(c); and 3) a series of letters specific as to the nature of the information sought but vague as to its actual object.

With regard to First Union's need to abide by ownership limitations, plaintiff has failed to establish that Gotham has ever owned 9.8% -- the amount necessary to trigger Article VI, ss. 6 -- of First Union shares. And, if it did own more than 9.8%, only that percentage that exceeded 9.8% would be excess shares.

Plaintiff's second and third theories of the applicability of the Excess
Securities provision are inconsistent and disingenuous. First Union initially argues that because Gotham failed to provide "CERTAIN" ownership information, the Excess Securities provision applies automatically. Not only is such an interpretation completely contrary to First Union's treatment of the provision
(see, PX15, FEBRUARY 2, 1998 letter from Secretary Levin to Gotham, "[T]HE BOARD
OF TRUSTEES . . . HAS DETERMINED THAT SECURITIES OF FIRST UNION CLAIMED TO BE
OWNED BY YOU CONSTITUTE 'EXCESS SECURITIES'" (emphasis added)), it also flies in the face of First Union's treatment of other shareholders who are perhaps less aggressive and threatening to management. (PX35, JANUARY 16, 1998 letters from
Secretary Levin to certain shareholders, in which Levin maintains that the Board has "BROAD AUTHORITY ... TO TAKE REMEDIAL ACTION" if a shareholder fails to provide ownership information, including determining that the shares are "EXCESS
SECURITIES.")(emphasis added.) Neither Apollo L.P. or Franklin L.P., both owners of greater than 5% of First Union, were sent the demands for more specific ownership information pertaining to their limited partners as was sent to
Gotham. But then, neither Apollo nor Franklin had sent the First Union Board a letter calling for the replacement of existing management.


Further, the language of Article VI, ss. 6(c) fails to support a finding that application of the provision is automatic: "Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as
Excess Securities . . . " Where language employed in a contract is clear and unambiguous on its face, a court may not resort to rules of construction to ascertain the meaning of the words used. Kelly v. Medical Life Ins. Co. (1987),
31 Ohio St.3d 130, 132. It is a maxim of contract interpretation that words be given their plain meaning. It is NOT reasonable to interpret as automatic language that on its face requires the Trust to initiate a request. The request of the information is a precursor to its application as it is the ultimate sanction (i.e., classification as "EXCESS" and disenfranchisement).

First Union's third and fourth rationale -- that because Gotham failed to supply information regarding its limited partners the "EXCESS SECURITIES" provision applies -- is equally unpersuasive. First, Article VI, ss. 6(c) requires submission of "DEFINITIVE WRITTEN INFORMATION" upon reasonable request. The
Declaration and By-Laws do not indicate the nature and quality of the information necessary to satisfy the provision. However, the exhibits discussed in the chronology, supra, support Gotham's provision of actual, constructive and beneficial ownership information. They further establish that First Union's first request for Gotham to identify its Limited Partners came on JANUARY 20,
1998, four days after the filing of the Complaint herein. Prior to that request,
First Union consistently asserted that it was seeking ownership information but did not specifically indicate that Gotham's response was insufficient for lack of a list of its limited partners.

First Union's complaint included a second assertion that Gotham's Notice and proposal violated the following provisions of the Declaration of Trust and
By-Laws: 1) Decl ss. 8.1 provisions for a staggered board; 2) Article 1, ss. 7 provisions for advanced notice information; and 3) Article V1, ss. 6(c), "EXCESS
Securities."

First Union's Board of Trustees is currently comprised of nine individuals representing three classes (Class 1, Class II and Class III) of three trustees each. Gotham seeks to take advantage of Decl. ss. 8.1 by increasing the Board to the maximum capacity of trustees -- 15 -- allowed thereunder. First Union argues that Gotham is attempting to "PACK" the Board to secure control for itself.
Regardless of their motive, the Declaration expressly authorizes that, "[T]HE
NUMBER OF TRUSTEES SHALL BE NOT LESS THAN THREE NOR MORE THAN FIFTEEN." First
Union offers a 1984 proxy statement in support of its claim that First Union and its shareholders had "OVERWHELMINGLY APPROVED THE STAGGERED BOARD" with the intention of preventing "AN OWNER OF A MINORITY INTEREST GAIN[ING] CONTROL OF
THE TRUST THROUGH A PROXY FIGHT WITH A BARE MAJORITY OF SHAREHOLDER votes."
(See, First Union's Memorandum in Support of . . . Motion for Preliminary
Injunction, Tab C.) First Union has failed to address why the shareholders allowed the Declaration to continue to contain an express provision allowing the
Board to be expanded at a single annual meeting; See, Decl. ss. 8.1; see also,
DiEleuterio v. Cavaliers of Del., Inc. (Del.Ch.Feb. 9, 1987), 1987 WL 6338; and
Larkin v. Baltimore Bancorp (D. Md. 1991), 769 F. Supp. 919, 934. Nor has First
Union dispelled Gotham's contention that by creating two new seats in each of the three classes, there is no violation of the provision for a staggered board.


Plaintiff's second argument, that Gotham failed to comply with the advanced notice procedures required under Article 1, ss. 7, would require plaintiff to establish that 1) they gave Gotham notice of the deficiencies of their Notice and 2) that they allowed Gotham an opportunity to cure. First Union's letter of
JANUARY 16, 1998 fails to establish that First Union gave Gotham notice of the alleged deficiencies since it vaguely references "NONCURABLE" problems. Further, plaintiff chose to file this action as opposed to allowing Gotham the opportunity to cure.

With regard to First Union's third argument that the "EXCESS SECURITIES"
provision nullifies the proposal, the court declines further discussion of it as the issue was thoroughly discussed above.

For the foregoing reasons the court finds that the plaintiff probably cannot demonstrate by clear and convincing evidence that Gotham violated the
Declaration of Trust and By-Laws for failing to provide ownership information or for filing a deficient Notice of proposal. The six requirements of Diamond, supra, are conjunctive.

As First Union has failed to establish its likelihood of success on the merits, it is unnecessary to consider the remaining five issues. First Union's attempts to preclude the inevitable proxy contest and possible take over of its current
Board and fear of change in management are understandable; however, actions that would deprive a shareholder of exercising rights to a $30 million investment while also depriving other shareholders of the ability to consider valid options are unlikely to satisfy Diamond's fifth requirement that the public interest also be served.

Gotham appears to have made reasonable attempts to comply with all of
First Union's demands for information. There is no credible evidence that Gotham then or now endangered First Union's REIT status. It also appears that this issue, like the others raised by First Union, are simply pretextual. The evidence shows that First Union's demand for information exceeded the requirements of the Internal Revenue Code, its Declaration of Trust and By-Laws.

The evidence adduced at this hearing demonstrated that the efforts of First
Union's management following Gotham's JULY 14, 1997 letter were primarily motivated by a desire to derail Gotham's efforts to change the Company's course and replace top management. First Union's management's efforts to disenfranchise
Gotham do not appear to be designed to protect First Union's REIT status but rather management. All the shareholders should have a fair opportunity to decide the direction of their corporation at the APRIL 14, 1998 annual meeting.

First Union's Motion for Preliminary Injunction is DENIED.

IT IS SO ORDERED.
                            /s/ TIMOTHY J. MCGINTY
                                ----------------------------
                                TIMOTHY J. MCGINTY, JUDGE

DATE: MARCH 27, 1998

Exhibit C-1

Stock Subscription Agreement

This Stock Subscription Agreement (this “Agreement”) is entered into by and between James C. Mastandrea (“Investor”) and Paragon Real Estate Equity and Investment Trust, a Maryland trust (the “Company”), as of September 29, 2006.
     1. Sale and Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, the Company hereby sells to Investor, and Investor hereby purchases from the Company for investment, 44,444 shares of the Company’s Class C convertible preferred shares of beneficial interest, $0.01 par value per share (“Stock”), issuable upon the Company’s receipt of the signed Agreement. As consideration for the purchase of Stock, Investor hereby agrees to pay to the Company the sum of $200,000 (the “Purchase Price”) in the form of services as an officer for the two-year period beginning September 29, 2006 and ending September 29, 2008. The shares of Stock being purchased by Investor are referred to as the “Subscription Shares.” The Subscription Shares will be subject to forfeiture and restricted from being sold by Investor until the later to occur of:
(i) a public offering by the Company sufficient to liquidate the Subscription Shares,
(ii) an exchange of the Company’s existing shares for new shares, and
(iii) September 29, 2008.
     2. Representation and Warranty of the Company. The Company represents and warrants to Investor that the Subscription Shares, when issued, will be duly authorized and validly issued by the Company, but not fully paid and nonassessable until the Company receives the Purchase Price from Investor in the form of services as an officer for the two-year period.
     3. Representations and Warranties of Investor. Investor understands that the sale of Subscription Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Sections 3(b) and 4(2) of the Securities Act, and Investor represents and warrants that:
          (a) Investor has been advised that the Subscription Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available and the certificates representing the subscription shares will be legended accordingly. Investor is aware that there is a limited market for the resale of the Subscription Shares, and that he may be required to hold the Subscription Shares indefinitely. Investor is purchasing the Subscription Shares for his own account for investment and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of distributing or reselling the Subscription Shares. Investor represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of such investment and is able to bear the economic risk of such investment.

          (b) In addition to any other legends required by any agreement or otherwise, the certificates representing Subscription Shares shall be conspicuously endorsed in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE ISSUER, UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE ACT OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A SUBSCRIPTION AGREEMENT DATED
SEPTEMBER 29, 2006.
          (c) Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.
          (d) This Stock Subscription Agreement has been duly executed and delivered by Investor and constitutes Investor’s legal, valid and binding obligation, enforceable in accordance with its terms. If Investor is terminated prior to August 31, 2008, Investor will return a proportionate number of Subscription Shares. If Investor dies prior to August 31, 2008, the Investor’s estate will not be required to return any Subscription Shares and the restrictions will no longer apply.
          (e) Investor is a member of the board of trustees of the Company, has made a complete and thorough investigation of the affairs and prospects of the Company and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this investment, and all such questions have been answered to the full satisfaction of Investor.
          (f) Investor acknowledges that the Company is entering into this Agreement in reliance upon Investor’s representations and warranties in this Agreement.
     4. Covenants and Representations to Survive Delivery; Assignment. All covenants, agreements, representations and warranties made in this Agreement will survive the delivery to Investor of the Subscription Shares and payment therefore and, notwithstanding any investigation previously or in the future made by Investor or on Investor’s behalf, shall continue in full force and effect. Investor may not assign any of his rights hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, successors and permitted assigns of such party, and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of Investor, shall bind and inure to the benefit of the heirs, successors and permitted assigns of such party hereto.
2

     5. Governing Law; Amendments. This Stock Subscription Agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of Ohiowithout giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other state. This Agreement cannot be changed orally, and can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.
In Witness Whereof, the parties have executed this Agreement as of the date written above.
Paragon Real Estate Equity and Investment Trust

Signed:	/s/ Daryl J. Carter By Daryl J. Carter, Chairman of Management,
Organization and Compensation Committee

Signed:	/s/ James C. Mastandrea

By James C. Mastandrea
3

Exhibit C-2
RESTRICTED SHARE AGREEMENT
The parties, PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST, a Maryland real estate investment trust (the “Trust”), and                      (“Trustee”) agree to enter into this restricted share agreement (“Agreement”), made at Cleveland, Ohio, this 29th day of September, 2006.
WITNESSETH:
     WHEREAS: The Trust is a publicly traded real estate company;
     WHEREAS: The Trust desires to substantially grow the asset base, net operating income, funds from operations, net value, and share value of the Trust;
     WHEREAS: The Trust seeks to retain the leadership experience, talent, and relationship of the Trustee;
     WHEREAS: The Trustee is a trustee of the Trust and intends to remain as a trustee until not re-elected;
     WHEREAS: The Trust and the Trustee desire to enter into this Agreement;
     NOW, THEREFORE, the Trust and the Trustee have agreed to be bound by the terms and conditions of this Agreement:
1) GRANTING OF RESTRICTED SHARES. The Trust will issue to the Trustee a total of 12,500 restricted shares of the Trust’s Class C Convertible Preferred Shares (“Restricted Shares”) for his services as a trustee of the Trust for the period beginning as of the date of this Agreement through September 29, 2008.
2) RESTRICTIONS ON THE SHARES. In accordance with the terms of the certificate of designation of the Restricted Shares, the holder of any Restricted Shares will at all times be entitled to vote the Restricted Shares and to receive any dividends declared on the Trust’s Class C Convertible Preferred Shares. In addition, the holder of any Restricted Shares may transfer the shares to any affiliate of the Trustee subject to the forfeiture and other provisions of this Agreement. However, the holder of any Restricted Shares may not otherwise transfer, sell, assign or dispose of any of the Restricted Shares until they have vested as provided for in this Agreement; provided further, that notwithstanding whether or not some or all of the Restricted Shares have vested as provided for in this Agreement, the holder of any Restricted Shares may not transfer or sell any of the Restricted Shares until the second anniversary of the date of this Agreement. The term “affiliate” shall have the meaning ascribed to it in Rule 12b-2 promulgated by the Securities and Exchange Commission.

3) VESTING OF RESTRICTED SHARES. The Restricted Shares will vest upon the latest to occur of:
     (a) a public offering by the Company sufficient to liquidate the Restricted Shares,
     (b) an exchange of the Company’s existing shares for new shares, and
     (c) September 29, 2008.
The vesting schedule shall not be affected if the Trustee dies. The holder of the Restricted Shares will automatically and without notice be forfeited and cease to have any right, title or interest to any of the Restricted Shares that remain subject to forfeiture immediately if the Trustee resigns from being a member of the Board of Trustees of the Trust prior to
September 29, 2008.
4) TAXES. Under the general rule of Section 83 of the Internal Revenue Code (the “Code”), the Trustee will not be treated as receiving the Restricted Shares until such time as he becomes substantially vested in the Restricted Shares. The Trustee will become substantially vested in the Restricted Shares upon the occurrence of the latest event described in Section 3 above. At that time, he will be taxed on the value of the Restricted Shares as ordinary compensation income. As an exception to this rule, Section 83 of the Code permits the Trustee to elect to be taxed on the value of the Restricted Shares as of the date of the grant of the Restricted Shares. The §83(b) election must be filed by the Trustee within 30 days of the grant of the Restricted Shares. The filing must be made with the Internal Revenue Service Center with which the Trustee files his federal income tax returns and a copy of the election must be submitted with his income tax return for the taxable year in which he receives the Restricted Shares and to the Trust.
5) REPRESENTATIONS OF THE TRUSTEE. The Trustee understands that the issuance of the Restricted Shares is intended to be exempt from registration under the Securities Act by virtue of §4(2) and represents and warrants that: (i) he is aware that the Restricted Shares are not registered under the Securities Act or the securities or “blue sky” laws of any state or jurisdiction; (ii) he understands that the Restricted Shares cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available and represents that he is acquiring the Restricted Shares for investment and not for immediate resale; and (iii) he acknowledges that the Restricted Shares will be treated as taxable income to him under the Code.
7) MISCELLANEOUS. This Agreement may only be modified, waived, or discharged if approved by the Board and agreed to in writing and signed by the Trustee and the Trust. This Agreement shall inure to the benefit of the Trustee and his heirs and legal representatives. No waiver by any party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, expressed or implied,
2

with respect to the subject matter hereof, has been made by any of the parties which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. In the event legal action is instituted to enforce any provision of this Agreement, each party shall pay its own cost and expense thereof. This Agreement constitutes the entire agreement between the parties with the subject matter hereof and all prior negotiations, discussions, and agreements on that subject matter are hereby superseded. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when executed and delivered, will constitute one and the same instrument.
8) NO PERSONAL LIABILITY. Notwithstanding anything herein to the contrary, this Agreement is made and executed on behalf of the Trust, a real estate investment trust organized under the laws of the State of Maryland, by its officers thereof on behalf of the trustees thereof, and none of the trustees or any additional or successor trustees hereinafter appointed, nor any beneficiary, officer, employee or agent of the Trust will have any liability hereunder in his personal or individual capacity, but, instead, all parties will look solely to the property and assets of the Trust for satisfaction of claims of any nature arising under or in connection with this Agreement.
IN WITNESS WHEREOF, this Agreement has been signed by the Trust and the Trustee as of the date first above written.
PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

By:	/s/ James C. Mastandrea James C. Mastandrea, Chairman of
The Board of Trustees

Name:

Title:	Trustee
3

Exhibit C-3
AMENDMENT
TO
ADDITIONAL CONTRIBUTION AGREEMENT
BETWEEN
PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST
AND
MEMBERS OF THE BOARD OF TRUSTEES
The parties, Paragon Real Estate Equity and Investment Trust, a Maryland business trust (formerly, Stonehaven Realty Trust, the “Trust”); the members of the Board of Trustees (the “Trustees”), and each of the individual Trustees (a “Trustee”) presently Daryl J. Carter (“Carter”), John J. Dee (“Dee”), Daniel G. DeVos (“DeVos”), Paul T. Lambert (“Lambert”), James C. Mastandrea (“Mastandrea”), and Michael T. Oliver (“Oliver”); and Paragon Real Estate Development, LLC (“Paragon Development”); agree to amend the Additional Contribution Agreement dated March 4th, 2003 (“Agreement”), made at Cleveland, Ohio, this 29th day of September, 2006 (“Amendment”), between and the Trust and the Trustees.
WITNESSETH:
     WHEREAS: The Trust is a public traded real estate company;
     WHEREAS: The Trust desires to substantially grow the asset base, net operating income, funds from operation, net value, and the share value of the Trust;
     WHEREAS: The Trust seeks to continue the leadership experience, talent, and relationships of the Trustees;
     WHEREAS: The Trustees intend to find deals to contribute to the Trust;
     WHEREAS: The Trust, the Trustees, Mastandrea and Dee individually and as Trustees, and Paragon Development desire to amend this Agreement; and
     WHEREAS: Capitalized terms not otherwise defined in this Amendment will have meanings assigned to them in the Agreement;
     NOW, THEREFORE, the Trust, the Trustees, Mastandrea and Dee individually and as Trustees, and Paragon Development have agreed to be bound by the following amendments to the terms and conditions of the Agreement:
1)	PARTICIPATION BY TRUSTEES IN THE AGREEMENT. The Trustees will participate in the Sponsor’s Equity and the Common Shares will be allocated to the individual Trustee who procures a Real Estate Transaction for the Trust.

2)	MASTANDREA AND DEE. Mastandrea and Dee will continue to participate in the Sponsor’s Equity and the Common Shares will be allocated to Paragon Development only if Mastandrea and Dee, either as officers of the Trust or as Trustees of the Trust, procure a Real Estate Transaction for the Trust. Mastandrea and Dee will not receive any Sponsor’s Equity or Common Shares for a Real Estate Transaction procured by another Trustee.

3)	ALLOCATION AND FORMULA FOR EARNING COMMON SHARES. The following phrase will be added to the Agreement, at the end of the first paragraph of the first numbered section for clarification:
“(iii) and then, from the result, deducting the acquisition price of the Real Estate Transaction.”
IN WITNESS WHEREOF, this Agreement has been signed by the parties, as of the date first above written.
PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

By: Title:	/s/ James C. Mastandrea JAMES C. MASTANDREA,
Chairman of the Board of Trustees

/s/ Daryl J. Carter

DARYL J. CARTER, Trustee

/s/ John J. Dee

JOHN J. DEE, Individually, and as a Trustee, and for
PARAGON REAL ESTATE DEVELOPMENT, LLC

/s/ Daniel G. DeVos

DANIEL G. DEVOS, Trustee

/s/ Paul T. Lambert

PAUL T. LAMBERT, Trustee

/s/ James C. Mastandrea

JAMES C. MASTANDREA, Individually, as a Trustee, and for
PARAGON REAL ESTATE DEVELOPMENT, LLC

/s/ Michael T. Oliver

MICHAEL T. OLIVER, Trustee